Exhibit 10.20

AMENDMENT TO SECURED PROMISSORY NOTE

AND SECURITY AGREEMENT

This Amendment to Secured Promissory Note and Security Agreement (this “Amendment”) is made effective the 12th day of July (the “Effective Date”), 2007, by TULLY’S COFFEE CORPORATION, a Washington corporation (“Maker”), and BENAROYA CAPITAL COMPANY, L.L.C., a Washington limited liability company (“Holder”).

R E C I T A L S

A. Maker has previously executed that certain Secured Promissory Note dated April 26, 2007, in favor of Holder in the original principal amount of FOUR MILLION AND 00/100 DOLLARS ($4,000,000.00), a copy of which is attached hereto as Exhibit A and by this reference incorporated herein (the “Note”). To secure repayment of the Note, Maker executed and delivered to Holder that certain Security Agreement also dated April 26, 2007, a copy of which is attached hereto as Exhibit B and by this reference incorporated herein (the “Security Agreement”). A UCC-1 Financing Statement was filed with the Washington State Department of Licensing, UCC Division, on April 27, 2007 under File No. 2007-117-1708-6 (the “Financing Statement”). As partial consideration for Holder making the loan to Maker, Maker gave to Holder that certain Warrant dated April 26, 2007, a copy of which is attached hereto as Exhibit C and by this reference incorporated herein (the “Warrant”).

B. Maker has requested, and Holder has agreed, to increase the amount that can be borrowed under the Note.

NOW, THEREFORE, the parties hereto, in consideration of their mutual promises contained herein and for other good and valuable consideration, hereby agree to amend the Note as follows:

AGREEMENT

1. The amount of the Note shall be increased to up to TEN MILLION AND 00/100 DOLLARS ($10,000,000.00).

2. In consideration for Lender agreeing to increase the amount of the loan evidenced by the Note, Maker shall pay Holder a commitment fee equal to $482,000.00 as consideration for Holder’s agreements contained herein, which commitment fee shall be disbursed by Holder to itself as of the date hereof and added to the outstanding balance under the Note.

3. On August 15, 2007, Holder shall disburse to Maker the sum of $750,000.00. On the fifteenth (15th) day of September, 2007, and on the fifteenth (15th) day of each calendar month thereafter until the amount disbursed to Maker under the Note equals $10,000,000.00, Maker may request a maximum of $500,000,00 per disbursement ($750,000.00 on

September 15, 2007) by making such request in writing to Holder at least five (5) days prior to the date of disbursement; provided, however, that Holder shall have no obligation to make any disbursement under this Paragraph 3 unless Maker has previously given to Holder a certified copy of a resolution from Maker’s Board of Directors wherein said Board of Directors has unanimously approved said borrowing; and, provided, further, Holder shall not be required to make any advance after Holder has given Maker written notice that Holder, in good faith, deems itself to be insecure.

4. The “Maturity Date” (as defined in the Note) shall be amended: (a) by revising clause (i) of the second sentence of Section 2 of the Note to read “August 31, 2008”, and (b) to add the following clause (iii) to the second sentence of Section 2 of the Note: “…, and (iii) thirty (30) days after Holder has given Maker written notice that Holder, in good faith, deems itself insecure. For purposes of this Amendment and the Note, “insecure” is defined as “a determination in Holder’s sole judgment that there has been a material adverse change with regard to the Maker or that Maker is in default under the provisions of the Note or the Security Agreement.”

5. Beginning on the Effective Date, the Interest Rate defined in Paragraph 1 of the Note is hereby reduced to thirteen and one-half percent (13- 1/2%) per annum. Interest accrued prior to the Effective Date shall remain at fifteen percent (15%) per annum.

6. As additional consideration for Holder agreeing to loan Maker the additional amount set forth herein, Maker shall deliver to Holder, no later than July 15, 2007, a new Warrant for the right of Holder to acquire 59,780 additional shares of stock at the price of $2.64 per share after the reverse split of Maker’s shares has been completed, the form of which new warrant is attached hereto as Exhibit D and by this reference incorporated herein (the “New Warrant”). The New Warrant shall first become exercisable on the date the present Warrant is exercisable and shall expire on July 3, 2012.

7. The Note is amended to include the following section as Section 14 of the Note, and Sections 14 through 20 of the Note are sequentially renumbered as Sections 15 through 21:

14. Covenants of the Company. The Company covenants and agrees that at all times while this Note is unpaid:

(a) the net sales proceeds from the sale after June 30, 2007 of any property and equipment owned by the Company, after payment of ordinary, necessary and reasonable sales costs, shall be paid to Payee to reduce the outstanding principal balance of the Note (and the permitted outstanding principal balance of the Note shall be correspondingly reduced);

(b) if the Company obtains any new equity after June 30, 2007 by way of the sale of its common or preferred stock (including proceeds from the exercise of stock options and warrants and the proceeds from the issuance of convertible debt), the Company shall pay the net cash proceeds from such sales to Payee to reduce the outstanding principal balance of the Note (and the permitted outstanding principal balance of the Note shall be correspondingly reduced);

(c) if the Company should terminate its underwritten public offering of common stock, it shall notify Payee within three business days. In this event, the Company shall make a good faith effort to raise additional capital through other equity or long term debt, with the first use of proceeds being the repayment of the Note and accrued interest thereon. The Company shall meet with Payee at intervals acceptable to Payee and shall advise Payee of its plan for the raising of such capital and of its progress toward the completion of this effort.

8. The Security Agreement is hereby amended so that any reference to the “Note” in the Security Agreement shall mean the Note as amended by this Amendment.

9. This Amendment may be executed in any number of original counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature pages of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature pages are attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Amendment attached thereto.

10. Except as set forth in this Amendment, the Note shall remain in full force and effect as originally executed by Maker.

(Signatures Appear on the Following Page)

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MAKER: TULLY’S COFFEE CORPORATION

By:	/s/ John K. Buller
Name:	John K. Buller
Title:	President and CEO

HOLDER: BENAROYA CAPITAL COMPANY, L.L.C.

By:	/s/ Larry R. Benaroya
Name:	Larry R. Benaroya
Title:	Manager

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EXHIBIT A

Copy of Promissory Note

EXHIBIT B

Copy of Security Agreement

EXHIBIT C

Copy of Original Warrant

EXHIBIT D

Copy of New Warrant